                      AMENDMENT NO. 1 TO THE CUSTODIAN CONTRACT
                         BETWEEN BARR ROSENBERG SERIES TRUST
                          ON BEHALF OF ITS JAPAN SERIES AND
                         STATE STREET BANK AND TRUST COMPANY


This Amendment No. 1 to the Custodian Contract dated as of December 19, 1988, as amended (the "Custodian Contract") is between Barr Rosenberg Series Trust (the "Trust"), a business trust organized and existing under the laws of The Commonwealth of Massachusetts and having its principal place of business at 4 Orinda Way, Orinda, California 94563, on behalf of its Japan Series, and State Street Bank and Trust Company (the "Custodian"), a Massachusetts trust company having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110.


                                     WITNESSETH:



    WHEREAS, the Trust and the Custodian are parties to the Custodian Contract;


    WHEREAS, the Trust has established both of the series listed on Schedule 1 hereto (each a "Portfolio") and seeks to have such Portfolios made subject to the Custodian Contract as amended by this Amendment.

    WHEREAS, the Trust and the Custodian desire to amend the Custodian Contract to reflect the establishment of the Portfolios and also to amend the terms and conditions under which the Custodian maintains the Portfolios foreign securities;

    NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. CONTINUATION OF CUSTODIAN CONTRACT. The rights and obligations of the Trust and the Custodian under the Custodian Contract as amended hereby shall continue in the full force and effect. The rights and obligations of the Trust under the Custodian Contract as amended hereby shall be held by the Trust on behalf of and for the benefit of each of the Portfolios.

2.  AMENDMENT OF THE CUSTODIAN CONTRACT.

    2.1 (a) GENERAL. Each reference in the Custodian Contract as amended hereby to the securities or other assets of the Trust or the Fund shall mean and refer to the securities and assets of the applicable Portfolio. Each reference to "Shares" of the Trust or the Fund shall mean and refer to shares of the applicable Portfolio. Each reference to the Board of Trustees or Board of Directors or Declaration of Trust or Articles of Incorporation of the Trust shall continue to mean and refer to the Board of Trustees and Declaration of Trust of the Trust. All of the rights and obligations of the Trust under the Custodian Contract as amended hereby shall henceforth be rights and obligations of the Trust on behalf of the applicable Portfolio. Without limiting the generality of the foregoing, the Custodian agrees to maintain custody of the assets of each Portfolio separately and to look only to the assets of the applicable Portfolio for satisfaction of any claim arising out of services rendered under the Custodian Contract as amended hereby on behalf of such Portfolio.

         (b) ADDITIONAL SERIES. In the event that the Trust establishes, in addition to the Portfolios, one or more series of shares of beneficial interest with respect to which it desires to have the Custodian render services as custodian under the terms of the Custodian Contract, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series shall become a Portfolio under the Custodian Contract as amended hereby.

    2.2 (a) HOLDING FOREIGN SECURITIES. Section 3.4 of the Custodian Contract is hereby amended in its entirety as follows:

              "The Custodian may hold securities and other non-cash property for all of its customers, including the Portfolios of the Trust, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to securities and other non-cash property of the Portfolios which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Portfolios and
         (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others."

    2.3 The Custodian Contract is hereby amended to add a new Section 18 to read as follows:

         "18.  SHAREHOLDER COMMUNICATIONS

              Securities and Exchange Commission Rule 14b-2 under the Securities Exchange Act of 1934, requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether the Trust authorizes the Custodian to provide the Trust's name, address, and share position to requesting companies whose stock the Trust owns. If the Trust tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the Rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any funds or accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

         YES  [  ]      The Custodian is authorized to release the Trust's
                        name, address, and share positions.

         No   [  ]      The Custodian is not authorized to release the Trust's
                        name, address, and share positions."


3. MASSACHUSETTS LAW TO APPLY. This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the substantive laws of The Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the ____________ day of September, 1996.


                                       BARR ROSENBERG SERIES TRUST*

                                       By:
                                            ------------------------





                                       STATE STREET BANK AND TRUST
                                       COMPANY

                                       By:
                                           ------------------------
                                           Executive Vice President






    *A copy of the First Amended and Restated Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Custodian acknowledges that the obligations arising out of this instrument are not binding upon any of the trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Trust.

                             BARR ROSENBERG SERIES TRUST
                                      SCHEDULE 1


Japan Series
International Small Capitalization Series

                        STATE STREET BANK AND TRUST COMPANY

                           GLOBAL CUSTODY FEE SCHEDULE

                           BARR ROSENBERG SERIES TRUST

                          Rosenberg Small Capital Fund
                              Rosenberg Japan Fund
                   Rosenberg International Small Capital Fund


I.  DOMESTIC CUSTODY

    CUSTODY: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Report portfolio positions.

    The fee shown below is an actual charge, billed and payable monthly, based on average monthly net assets.

    First $50 Million               4 Basis Points
    Next $50 Million                2 Basis Points
    Thereafter                      1 Basis Point

    Minimum monthly fee             $2,000

    NEW FUND MONTHLY MINIMUM PHASE-IN

    First 3 Months                  0
    Next 3 Months                   $1,000.00
    Thereafter                      $2,000.00

II. CUSTODY

    INCLUDES: Maintaining custody of fund assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.

    A. HOLDING FEES (basis points per portfolio annum):

Group I      Group II        Group III        Group IV        Group V       Group VI        Group VII
-------      --------        ---------        --------        -------       --------        ---------
Australia    Canada          Austria          Belgium        Hong Kong      Argentina       Bangladesh
Denmark      France          Ireland          Finland        Korea          Brazil          China
Eurclear     New Zealand     Italy            Indonesia      Mexico         Chile           Columbia
Germany      Switzerland     Netherlands      Malaysia       Portugal       Greece          India
Japan        United Kingdom  Norway           Singapore      Spain          Philippines     Israel
                             Sweden                          Taiwan         Turkey          Hungary
                                                             Thailand       Venezuela       Pakistan
                                                             S. Africa                      Peru
                                                                                            Uruguay

                      Group I      Group II        Group III        Group IV        Group V       Group VI        Group VII
                      -------      --------        ---------        --------        -------       --------        ---------
First $100 Million       5.0          9.0            10.0              14.0           20.0           30.0             40.0
Thereafter               4.0          7.0             8.0              12.0           18.0           30.0             40.0

    B. TRANSACTION CHARGES (U.S. Dollars):*

Group I      Group II        Group III        Group IV       Group V       Group VI
-------      --------        ---------        --------       -------       --------
$30          $60             $75              $100           $125           $150
Canada       Austria         Australia        Argentina      Indonesia      Hungary
Euroclear    Chile           Brazil           Belgium        Philippines    Portugal
Germany      Hong Kong       Ireland          Denmark        Greece         India
Japan        Italy           Mexico           Finland        Peru
Korea        Netherlands     Spain            France
             Switzerland     Sweden           New Zealand
             U.K.            Thailand         Norway
             Taiwan*         Venezuela        Singapore
                             Turkey           Malaysia
                             S. Africa

 * Excludes: agent, depository and local auditing fees

** Transaction charge waived if brokerage provided by National Securities
   Company

UNITED STATES - for each line item processed

State Street Bank Repos                              $7.00

DTC or Fed Book Entry Buy/Sell                      $12.00

New York Physical                                   $25.00

PTC Buy/Sell                                        $20.00

All Other Trades                                    $16.00

Maturity Collections                                 $8.00

Option charge for each option written or
 closing contract, per issue, per broker            $25.00

Option expiration/Option exercised                  $15.00

Interest Rate Futures - no security movement         $8.00

Monitoring for calls and processing coupons -
 for each coupon issue held - monthly charge         $5.00

Holdings charge per security per month               $5.00

Princpal reduction payments per paydown             $10.00

Third Party Foreign Exchange                        $50.00

III. SPECIAL SERVICES

     Fees for activities of non-recurring nature such as consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, standardized yield calculation, and other special items will be negotiated separately.

IV.  OUT-OF-POCKET EXPENSES

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     Telephone/Telexes
     Wire Charges ($5.25 per wire in and $5.00 out)
     Postage and Insurance
     Courier Service
     Duplicating
     Legal Fees
     Transfer Fees
     Sub-Custodian Out-of-Pocket Charges (e.g. startup duties, registration, etc.)
     Price Waterhouse Audit Letter
     Federal Reserve Fee for Return Check Items Over $2,500 - $5.25 each GNMA Transfer - $15.00 each

BARR ROSENBERG SERIES TRUST            STATE STREET BANK AND TRUST CO.

By:                                    By:
   -------------------------------        ------------------------------------

Title:                                 Title:
      ----------------------------           ---------------------------------

Date:                                  Date:
     -----------------------------          ----------------------------------